Notice of Grant of Restricted Stock Unit Award	BROADCOM INC.
Under the LSI Corporation	1320 Ridder Park Drive
2003 Equity Incentive Plan	San Jose, CA 95131

GRANTEE NAME: <Participant Name>	Grant Date:	<Grant Date>
GRANTEE ID: <Employee ID> GRANT NUMBER: <Client Grant ID>	Number of Restricted Stock Units:	<Number of Awards Granted>

On the grant date shown above, Broadcom Inc., a Delaware corporation (the “Company”), granted to the grantee identified above (“you” or the “Participant”) the number of restricted stock units shown above (the “RSUs” or “Restricted Stock Units”) under the LSI Corporation 2003 Equity Incentive Plan, as amended (the “Plan”). If and when it vests, each RSU entitles you to receive one share of the Company’s common stock (each, a “Share”).
Subject to the terms of the attached Restricted Stock Unit Award Agreement, the RSUs will vest as follows if you have not incurred a Termination of Services prior to the applicable time of vesting:
[insert vesting provisions]

By accepting this award electronically through the Plan service provider’s online grant acceptance process:
(1) You agree that the RSUs are governed by this Notice of Grant and the attached Restricted Stock Unit Award Agreement (including Exhibit A thereto and together with the Notice of Grant, the “Agreement”) and the Plan.
(2) You have received, read and understand the Agreement, the Plan and the prospectus for the Plan.
(3) If you are an employee providing services in the U.S., you agree in Section 3.12 of the Agreement to the arbitration agreement contained in Exhibit A of the Agreement, which requires you to arbitrate most disputes with the Company or any subsidiary.
(4) You agree that the Company, in its sole discretion, may satisfy any withholding obligations in respect of the RSUs and any other restricted stock units, if any, granted to you prior to the Grant Date under the Plan or any other Company equity incentive plan (each, a “Prior Award”) in accordance with Section 2.6 of the Agreement by (i) withholding Shares otherwise issuable to you upon vesting of the RSUs or such Prior Award, (ii) instructing a broker on your behalf to sell Shares issuable to you upon vesting of the RSUs or such Prior Award and submit proceeds of such sale to the Company or (iii) using any other method permitted by Section 2.6 of the Agreement, the Plan or the equity incentive plan pursuant to which such Prior Award was granted.
(5) You agree to accept as binding all decisions or interpretations of the Committee or its delegate regarding any questions relating to the Plan or the Agreement.
(6) You have read and agree to comply with the Company’s Insider Trading Policy.

Capitalized terms not specifically defined in this Notice shall have the meanings specified in the Plan or the Agreement.

LSI Plan Time Based RSU Agreement (2020)

LSI CORPORATION
2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

Broadcom Inc., a Delaware corporation (the “Company”), pursuant to the LSI Corporation 2003 Equity Incentive Plan, as amended from time to time (the “Plan”), has granted to the grantee indicated in the attached Notice of Grant (the “Notice of Grant”) an award of restricted stock units (“Restricted Stock Units” or “RSUs”). The RSUs are subject to all of the terms and conditions set forth in this Restricted Stock Unit Award Agreement (including Exhibit A hereto and together with the Notice of Grant, the “Agreement”) and the Plan.
ARTICLE I
GENERAL
a.Defined Terms. Capitalized terms not specifically defined in this Agreement shall have the meanings specified in the Plan or in the Notice of Grant, unless the context clearly requires otherwise.
i.“Termination of Directorship” shall mean the time when Participant, if he or she is or becomes a Nonemployee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Nonemployee Directors.
ii.“Termination of Employment” shall mean the time when the employee-employer relationship between Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Participant by the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.
iii.“Termination of Services” shall mean Participant’s Termination of Directorship or Termination of Employment, as applicable.
b.General. Each Restricted Stock Unit represents the right to receive one Share if and when it vests. The Restricted Stock Units shall not be treated as property or as a trust fund of any kind.
c.Incorporation of Terms of Plan. RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

LSI Plan Time-Based RSU Agreement (2020)

ARTICLE II

GRANT OF RESTRICTED STOCK UNITS
2.1    Grant of RSUs. In consideration of your continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Notice of Grant (the “Grant Date”), the Company granted to you the number of RSUs set forth in the Notice of Grant.
2.2    Company’s Obligation to Pay. Unless and until the RSUs will have vested in the manner set forth in Article II hereof, you will have no right to payment of any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.3    Vesting Schedule. Subject to Sections 2.4 and 3.12, your RSUs will vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice of Grant (the “Vesting Schedule”) as long as you have not had a Termination of Services prior to the vesting date for such portion. Unless otherwise determined by the Committee, employment or service for a portion, even a substantial portion, of any vesting period will not entitle you to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Services as provided in Section 2.5 below or under the Plan.
2.4    Change in Control Treatment. In the event the successor corporation in a Change in Control refuses to assume or substitute for the RSUs in accordance with Section 9.1 of the Plan, the RSUs will vest as of immediately prior to such Change in Control.
2.5    Forfeiture, Termination and Cancellation upon Termination of Services. Upon your Termination of Services for any or no reason, any then-unvested RSUs (after giving effect to any accelerated vesting pursuant to Section 2.4) will be automatically forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and you, or your beneficiary or personal representative, as the case may be, shall have no further rights hereunder.
2.6    Payment after Vesting.
        (a)    On or before the tenth (10th) day following the vesting of any Restricted Stock Units pursuant to Section 2.3, 2.4 or 3.2, the Company shall deliver to the Participant a number of Shares equal to the number of Restricted Stock Units that so vested, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.5. Notwithstanding the foregoing, in the event Shares cannot be issued because of the failure to meet one or more of the conditions set forth in Section 2.8(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Shares can again be issued in accordance with Sections 2.8(a), (b) and (c) hereof. Notwithstanding any discretion in the Plan, the Notice of Grant or this Agreement to the contrary, upon vesting of the RSUs, Shares will be issued as set forth in this section. In no event will the RSUs be settled in cash.

    (b)     Notwithstanding anything to the contrary in this Agreement or the agreements evidencing any Prior Awards, the Company shall be entitled to require you to pay any sums required by applicable law to be withheld with respect to the RSUs, the issuance of Shares or with respect to any Prior Awards. Such payment shall be made in such form of consideration as determined by the Company in its sole discretion, including:
        (i)     Cash or check;

LSI Plan Time-Based RSU Agreement (2020)

        (ii)    Surrender or withholding of Shares otherwise issuable under the RSUs or Prior Awards, as applicable, and having an aggregate fair market value on the date of delivery sufficient to meet the withholding obligation, as determined by the Company in its sole discretion;
        (iii)    Other property acceptable to the Company in its sole discretion (including cash resulting from a transaction (a “Sell to Cover”) in which the Company, on your behalf, instructs Fidelity Stock Plan Services, LLC or one of its affiliates or another agent selected by the Company (collectively, the “Agent”) to sell a number of Shares issued to you sufficient to meet the withholding obligation, as determined by the Company in its sole discretion, and to remit proceeds of such sale to the Company sufficient to satisfy the withholding obligation); or
        (iv)     By deduction from other compensation payable to you.
If the Company requires or permits a Sell to Cover:
        (A)     You hereby appoint the Agent as your agent and direct the Agent to (1) sell on the open market at the then prevailing market price(s), on your behalf, promptly after any RSUs (or Prior Awards) vest, such number of the Shares that are issued in respect of such RSUs (or subject to or issued in respect of such Prior Awards) as the Agent determines will generate sufficient proceeds to cover (x) any estimated tax, social insurance, payroll, fringe benefit or similar withholding obligations with respect to such vesting and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to your federal tax withholding or remit such remaining funds to you.
        (B)    You hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of Shares to be sold pursuant to subsection (A) above. You understand that to protect against declines in the market price of Shares, the Agent may determine to sell more than the minimum number of Shares needed to generate the required funds.
        (C)    You understand that the Agent may effect sales as provided in subsection (A) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to your account. In addition, you acknowledge that it may not be possible to sell Shares as provided in subsection (A) above due to (1) a legal or contractual restriction applicable to the Agent, (2) a market disruption, or (3) rules governing order execution priority on the national exchange where the Shares may be traded. In the event of the Agent’s inability to sell Shares, you will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (A) above.
        (D)     You acknowledge that, regardless of any other term or condition of this Section 2.6(b), neither the Company nor the Agent will have any liability to you for (1) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control, or (3) any claim relating to the timing of any Sell to Cover, the price at which Shares are sold in any Sell to Cover, or the timing of the delivery to you of any Shares following any Sell to Cover. Regardless of the Company’s or any Subsidiary’s actions in connection with tax withholding pursuant to this Agreement, you acknowledge that the ultimate responsibility for any and all tax-related items imposed on you in connection with any aspect of the RSUs (and any Prior Awards) and any Shares issued upon vesting of the RSUs (or subject to or issued in respect of your Prior Awards) is and remains your responsibility and liability. Except as expressly stated herein, neither the Company nor any Subsidiary makes any commitment to structure the RSUs (or any Prior Award) to reduce or eliminate your liability for tax-related items.

LSI Plan Time-Based RSU Agreement (2020)

(E)    You hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.6(b). The Agent is a third-party beneficiary of this Section 2.6(b).
This Section 2.6(b) shall survive termination of this Agreement until all tax withholding obligations arising in connection with this Award have been satisfied.
The Company shall not be obligated to deliver any Shares to you unless and until you have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes required to be withheld in connection with the grant or vesting of the RSUs.
    2.7    Rights as Stockholder. As a holder of RSUs you are not, and do not have any of the rights or privileges of, a stockholder of the Company, including, without limitation, any dividend rights or voting rights, in respect of the RSUs and any Shares issuable upon vesting thereof unless and until such Shares shall have been actually issued by the Company to you. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.

    2.8    Conditions to Delivery of Shares. Subject to Section 13.3 of the Plan, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder prior to fulfillment of all of the following conditions:

        (a)    The admission of such Shares to listing on all stock exchanges on which the Shares are then listed;

        (b)    The completion of any registration or other qualification of such Shares under any state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

        (c)    The obtaining of any approval or other clearance from any state, federal or foreign governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

        (d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 2.6 hereof; and

        (e)    The lapse of such reasonable period of time following the vesting of any Restricted Stock Units as the Committee may from time to time establish for reasons of administrative convenience.
ARTICLE III
OTHER PROVISIONS
    3.1    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are

LSI Plan Time-Based RSU Agreement (2020)

consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.
3.2    Adjustments Upon Specified Events. In addition, upon the occurrence of certain events relating to the Shares contemplated by Section 4.3 of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Committee shall make such adjustments as the Committee deems appropriate in the number of Restricted Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Restricted Stock Units. You acknowledge that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Sections 4.3 and 9 of the Plan.
3.3    Grant is Not Transferable. Your RSUs may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the RSUs, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the RSUs will terminate immediately and will become null and void.
    3.4    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at the Participant’s last address reflected on the Company’s records, including any email address. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice to the Company shall be deemed given when actually received. Any notice given by the Company shall be deemed given when sent via email or 5 U.S. business days after mailing.
3.5    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.6    Governing Law; Severability. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
    3.7    Conformity to Securities Laws. You acknowledge that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.8    Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without your prior written consent.

LSI Plan Time-Based RSU Agreement (2020)

    3.9    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.3 hereof, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
    3.10    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if you are subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by and necessary to comply with applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
    3.11    Not a Contract of Employment. Nothing in this Agreement or in the Plan shall be interpreted as forming an employment or service contract with the Company or any Subsidiary or as conferring upon you any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
    3.12    Dispute Resolution. By accepting the RSUs, if you are an employee providing services in the U.S., you agree to the provisions of, and to be bound by, the Broadcom Inc. Employment Arbitration Agreement attached as Exhibit A hereto (the “Arbitration Agreement”). In the event you violate the Arbitration Agreement, any unvested RSUs will thereupon be cancelled for no consideration.
    3.13    Entire Agreement. The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
    3.14    Section 409A. The RSUs are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Committee determines that the RSUs (or any portion thereof) may be subject to Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate either for the RSUs to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
    3.15    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to RSUs, as and when payable hereunder.

* * * * *

LSI Plan Time-Based RSU Agreement (2020)

EXHIBIT A

BROADCOM INC. EMPLOYMENT ARBITRATION AGREEMENT

A –1

LSI Plan Time-Based RSU Agreement (2020)